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                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
               PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                        TRIPLE-S MANAGEMENT CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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Dear Collegue:

I would like to ask you to send your Proxy for the Annual Meeting of Shareholders of Triple-S Management Corporation to be held on April 25. During this meeting, we will consider and vote on very important matters for the Corporation. These are:

         - Resolution Number 1, which is directly related with the wish expressed by several of our Shareholders, to allow a Shareholder to transfer his or her shares to another physician or dentist, provided no payment is involved and that the 21 share limit requirement is complied with.

         - Resolution Number 2, which is very important, will allow to amend Triple-S Management's By-laws to adopt good corporate governance principles that are required and recommended. This would provide the flexibility to incorporate changes that might occur in the area of corporate governance.

         - Resolution Number 3, presented by Leslie H. Lopez Velez, DDS, would amend the Articles of Incorporation to reduce from 3/4 to 2/3 the affirmative vote required to change the Six Article of the Articles of Incorporation and Article 4-1 of the By-laws.

The Board of Directors recommends that you vote in favor of the above
Resolutions.

         - Resolution Number 4, presented by Guillermo J. Fernandez Marti, MD, requests that Triple-C takes the necessary steps to obtain the National Committee of Quality Assurance's
                  (NCQA) accreditation within a time frame of no more than six
                  (6) months. The Board of Directors is asking for a vote against this resolution. The reasons to request a vote against are explained in detail in the Proxy Statement.

I hope to see you in the Shareholders meeting. If for any reason, you can not attend to the meeting, I would appreciate that you sign, date, and send the Proxy to the Board of Directors. If you would like more information please contact Rosa Gonzalez, who heads the Office of Shareholder Services and Relations at telephone (787) 277-6621.


Cordially,

/s/ Arturo Cordova Lopez, MD
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Arturo Cordova Lopez, MD